United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 8, 2011

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 8, 2011, the Company and John B. Bates, Ph.D, a former director and the former Chief Technical Officer of the Company executed a Share Exchange Agreement by which Dr. Bates exchanged 810,898 shares of the Company’s common stock owned by him that amounted to approximately 24% of the 3,368,450 outstanding shares of the Company prior to the completion of the share exchange in consideration of 10% of the outstanding securities of Oak Ridge Micro-Energy, Inc., a Nevada corporation that was a wholly-owned subsidiary of the Company prior to the share exchange (“Oak Ridge Nevada”).  As a condition of the share exchange, the Company assigned all of its thin film battery technology to Oak Ridge Nevada, which held its initial ORNL License Agreement to such technology, and agreed not to dilute the ownership of Dr. Bates in Oak Ridge Nevada to below 10%.  The 810,898 shares will be cancelled and returned to the Company’s authorized shares.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

10.1

Share Exchange Agreement

Exhibit A – 1  Assignment of General Rights

Exhibit A – 2  Assignment of Patent Application No. 63877

Exhibit A – 3  Assignment of U.S. Patent No. 6,818,356

Exhibit A – 4  Assignment of U.S. Patent No. 6,994,933 B1

Exhibit A – 5  Assignment of U.S. Patent No. 7,410,730 B2

Exhibit A – 6  Assignment of U.S. Patent No. 7,524,577 B2

Exhibit A – 7  Assignment of U.S. Patent No. 7,553,582 B2

Exhibit B Accredited (Sophisticated) Investor Questionnaire of Bates

Exhibit C Accredited (Sophisticated) Investor Questionnaire of Oak

  Ridge.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	November 9, 2011	By:	/s/ Mark Meriwether
Mark Meriwether
President, Secretary and Director

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